EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

By and Between

BLACK ELK ENERGY

OFFSHORE OPERATIONS, LLC

and

ASIASONS CAPITAL LIMITED

September 16, 2013

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (the “Agreement”), effective as of September 16, 2013, is made by and between BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC, a Texas limited liability company, with its executive offices at [x] (the “Company”), and ASIASONS CAPITAL LIMITED (Company Registration Number: 199906459N), a public company with limited liability incorporated in Singapore, with its registered office at 22 Cross Street, #03-54/61 South Bridge Court, China Square Central, Singapore 048421 (the “Subscriber”).

RECITALS

WHEREAS, pursuant to the terms and conditions of this Agreement, the Company wishes to issue and sell to the Subscriber and Subscriber desires to purchase 9,960,159 units (the “New Units”) of the Company’s Class B Units (the “Units”) at the issue price of United States Dollar (“US$”) US$5.02 for each New Unit issued.

WHEREAS, the Subscriber is a company incorporated in the Republic of Singapore and, as at the date of this Agreement, has an issued and paid-up share capital of approximately Singapore Dollars (“S$”) consisting of 979,764,476 fully-paid ordinary shares in the Subscriber (“Shares”), which are listed on the Official List of the SGX-ST (as defined below).

WHEREAS, the Subscriber proposes to issue in exchange for the New Units 56,697,304 Shares (the “New Shares”), such New Shares to rank pari passu in all respects with all other existing Shares issued.

NOW, THEREFORE, the Company and the Subscriber hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE NEW UNITS

1.1 Issuance of New Units and New Shares. Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, or made pursuant hereto, on the Closing Date the Company will issue and sell to the Subscriber, and the Subscriber will purchase from the Company, the New Units at an issue of price of US$5.02 for each New Unit, for the aggregate purchase price of approximately US$50,000,000 (“Total Purchase Price”). The Total Purchase Price shall be satisfied by the Subscriber by alloting and issuing to the Company the New Shares, each New Share to be issued at an issue price of S$1.1948. The Parties have mutually agreed to fix the exchange rate of one United States Dollar to 1.27 Singapore Dollars.

1.2 Closing. Subject to all of the conditions set forth in Article IV and Article V having been satisfied, the purchase and sale of the New Units hereunder shall take place within seven (7) Business Days from the receipt of the Listing Approval by the Subscriber at the offices of Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174 at 10:00 am New

York, New York time, or such other place as the Parties may agree to (the “Closing”). The Closing shall take place no later than the date falling six (6) weeks from the date of this Agreement. The date of Closing shall be referred to as the “Closing Date”. “Business Day” means a day (excluding Saturday, Sunday and public holidays) on which commercial banks are open for business in New York and Singapore;

(a) At the Closing, (i) the Subscriber shall allot and issue the New Shares to the Depository for the account of the Company or as may be notified in writing by the Company to the Subscriber and instruct the Depository to credit those New Shares into the securities account of the Company or as may be notified by the Company to the Subscriber in writing and (ii) the Company shall issue to the Subscriber the New Units. Depository when used in this sub-section shall have the meaning ascribed to it in the Companies Act of Singapore (Chapter 50).

(b) In connection with the Closing, the Subscriber shall execute and deliver a joinder agreement in the form attached hereto as Exhibit A joining and agreeing to become a party to and be bound by the Operating Agreement (defined below) together with such other documents as the Company may reasonably request in connection with the Subscriber becoming a member of the Company.

(c) In connection with the Closing, the Company and the appropriate officers of the Company shall take all steps as may be necessary to reflect the issuance of the New Units on the books and records of the Company, including without limitation updating any schedule or exhibit to the Operating Agreement to reflect the issuance of the New Units.

(d) In connection with the Closing, the Company and the appropriate officers of the Company shall take all steps as may be necessary to approve the appointment of one representative of the Subscriber to serve as a director on the board of directors of the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Subscriber as of the date of this Agreement as follows:

2.1 Organization and Qualification. The Company is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Texas, and has all requisite limited liability company power and authority to carry on its business as now conducted. The Company is duly qualified as a foreign limited liability company to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries (as defined below) taken as a whole or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as hereinafter defined).

2.2 Subsidiaries. The Company has two subsidiaries: Black Elk Energy Land Operations, LLC and Black Elk Energy Finance Corp. (the “Subsidiaries”) and except for the

Subsidiaries and as set forth on Section 2.2 of the Company’s Disclosure Schedules, the Company does not own, beneficially or otherwise, equity securities of any entity. Company’s Disclosure Schedules shall mean the disclosure schedule to be dated five(5) Business Days before the Closing Date, and executed and delivered by the Company to the Subscriber, disclosing various matters relating to the warranties and undertakings contained in this Agreement.

2.3 No Violation. Neither the Company nor any Subsidiary is in violation of: (a) any of the provisions of its certificate of formation or Operating Agreement (defined below) or other organizational or charter documents; or (b) any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.

2.4 Capitalization.

(a) As of September 16, 2013, the Company had issued and outstanding the following equity securities: 1,361,300,000 Class A Units, 114,277,308,500 Class B Units, 12,031,250,000 Class C Units and 127,669,858,500 Class E Units.

(b) Except as set forth in the Operating Agreement or disclosed herein or in the Company’s reports, schedules, forms, statements and other documents filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act of 1933, as amended (the “Securities Act”) (including without limitation any exhibit to any such reports, schedules, forms, statements and other documents) (the “SEC Documents”) prior to the date hereof:

(i) no holder of Company equity securities has any preemptive rights or any other similar rights or has been granted or holds any liens or encumbrances suffered or permitted by the Company;

(ii) there are no outstanding options, warrants, scrip, rights to subscribe to or acquire, of any kind or nature, relating to, or securities or rights convertible into, or exercisable or exchangeable for, any equity securities of the Company or its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or its Subsidiaries are bound to issue additional equity securities of the Company or its Subsidiaries, other than this Agreement;

(iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 2.10 hereof) of the Company or its Subsidiaries;

(iv) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act;

(v) there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; and

(vi) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the New Units.

2.5 Issuance of the New Units. The New Units to be issued hereunder are duly authorized and, upon payment and issuance in accordance with the terms hereof and thereof, shall be free from all taxes, Liens and charges with respect to the issuance thereof. All actions by the Company and its managers and members necessary for the valid issuance of the New Units have been taken.

2.6 Authorization; Enforcement; Validity. The Company has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement, and each of the other agreements or instruments entered into or delivered by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) to which Company is a party and to issue the New Units in accordance with the terms hereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, and the issuance of the New Units, have been duly authorized by the board of managers of the Company (the “Board”), and no further consent or authorization is required by the Company, its members or the Board. This Agreement and the other Transaction Documents to which the Company is a party have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, or (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy consideration.

2.7 No Conflicts. The execution, delivery and performance of the Transaction Documents to which the Company is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Operating Agreement or the Company’s certificate of formation, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company, except in the case of clauses (ii) and (iii), for such conflicts, breaches or defaults as would not be reasonably expected to have a Material Adverse Effect.

2.8 Governmental Consents. Except for the filing of a Form D with the SEC, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof except where the failure to obtain such consent, authorization, or order or make such filing would not reasonably be expected to have a Material Adverse Effect.

2.9 Litigation. Except as disclosed in the SEC Documents or Section 2.9 of the Company’s Disclosure Schedules, to the Company’s knowledge, there is no material action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against the Company or its Subsidiaries.

2.10 Indebtedness and Other Contracts. Except as disclosed in the SEC Documents or Section 2.10 of the Company’s Disclosure Schedules, the Company (a) does not have any outstanding Indebtedness (as defined below) and (b) is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, and (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness; and (y) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

2.11 Financial Information; SEC Documents. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents. As of their respective dates, the financial statements of the Company included in such SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

2.12 Transactions With Affiliates. Except as set forth in the SEC Documents or on Schedule 2.12 of the Company’s Disclosure Schedule, none of the officers, directors or employees of the Company or any Subsidiary is presently a party to any transaction with the Company (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental, sale or purchase of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner involving an amount in excess of $250,000.00.

2.13 Solvency. Prior to, and as of the Closing Date, the Company is able to pay its debts as they fell due and entered into this Agreement for proper value and not with an intention to defraud or hinder its creditors by way of fraudulent preference.

2.14 Insurance. The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and each such Subsidiary is engaged.

2.15 Employee Relations. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union. No Executive Officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company in writing that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.16 Title. Each of the Company and its Subsidiaries has good and marketable title to all real and personal property owned by it which is material to their respective business, in each case free and clear of all liens, encumbrances and title defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

2.17 Environmental Laws. Each of Company and its Subsidiaries (a) is in compliance with any and all Environmental Laws (as hereinafter defined), (b) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply or receive could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

2.18 Tax Matters. Each of Company and its Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (c) has set aside on its books reasonably adequate provision for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where such failure would not reasonably be expected to have a Material Adverse Effect. There are no unpaid, past-due taxes in any material amount claimed by the taxing authority of any jurisdiction to be due from the Company or any Subsidiary, except those being contested in good faith.

2.19 Investment Company Status. The Company is not, and immediately after receipt of payment for the New Units will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act.

2.20 Material Contracts. Except as disclosed on Section 2.19 of the Company’s Disclosure Schedules or in the SEC Documents, each contract of the Company that involves expenditures or receipts in excess of $300,000 in any 12-month period (each an “Applicable Contract”) is in full force and effect and is valid and enforceable in accordance with its terms. The Company is and has been in full compliance with all applicable terms and requirements of each Applicable Contract. The Company has not given or received from any other entity any written notice or other written communication regarding any actual, alleged, possible or potential violation or breach of, or default under, any Applicable Contract.

2.21 Disclosure of Information. Company has had the full opportunity to seek independent advice from legal, accounting, financial and tax advisors in connection with this Agreement and the transactions contemplated hereby. Company has conducted its own investigation of the Subscriber and the fair market value of the New Shares. Company has received all information, documents and agreements as Company and its advisors deemed necessary or appropriate to review.

2.22 No Other Representations. The Company acknowledges and agrees that other than as expressly set forth in this Agreement, neither the Subscriber nor any of its officers, directors, employees, agents, representatives or affiliates, made or make any representation or warranty whatsoever related to the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

The Subscriber hereby represents and warrants to the Company as of the date of this Agreement the representations and warranties set forth on Exhibit B hereto and as follows:

3.1 Solvency. Prior to, and as of the Closing Date, the Subscriber is able to pay its debts as they fell due and entered into this Agreement for proper value and not with an intention to defraud or hinder its creditors by way of fraudulent preference.

3.2 Investment Investigation. The Subscriber understands that no Federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in the New Units and that no Federal, state, local or foreign governmental body or regulatory authority has recommended, approved or endorsed, or will recommend, approve or endorse, any investment in the New Units. The Subscriber, in making the decision to purchase the New Units, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

3.3 Accredited Investor. The Subscriber is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act and has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of acquiring and holding the New Units.

3.4 No Distribution. Subscriber is and will be acquiring the New Units for investment for Subscriber’s own account, not as a nominee or agent, and not with a view to any public resale or distribution within the meaning of the Securities Act and Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.5 Resale. The parties intend that the offer and sale of the New Units be exempt from registration under the Securities Act, by virtue of Section 4(2) and Rule 506 of Regulation D and/or Regulation S promulgated under the Securities Act. The Subscriber understands that the New Units purchased hereunder have not been, and may never be, registered under the Securities Act and that the New Units cannot be sold or transferred unless first registered under the Securities Act and such state and other securities laws as may be applicable or in the opinion of counsel for the Company an exemption from registration under the Securities Act is available (and then the New Units may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws). Subscriber understands that no public market now exists for the New Units and that the Company has made no assurances that a public market will ever exist for the New Units. Subscriber also acknowledges that none of the New Units have been or will be registered under applicable laws for public resale. Subscriber understands that the Securities, if certificated, may bear legends as set forth in, or required by, the Company or as required by the federal securities laws or the securities laws of any state. Neither the Subscriber, nor any of its officers, directors, employees, agents, stockholders or partners have either directly or indirectly, including through a broker or finder engaged in any general solicitation with respect to the offer and sale of the Units.

3.6 Reliance. The Subscriber understands that the New Units are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein for purposes of qualifying for exemptions from registration under the Securities Act, and applicable state securities laws.

3.7 Disclosure of Information. Subscriber has had the full opportunity to seek independent advice from legal, accounting, financial and tax advisors in connection with this Agreement and the transactions contemplated hereby. Subscriber has conducted its own investigation of the Company and the fair market value of the New Units. Subscriber has received all information, documents and agreements as Subscriber and its advisors deemed necessary or appropriate to review. Subscriber has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management.

3.8 Broker’s Fee. Jett Capital Advisors LLC (“Advisors”) shall be paid an introduction fee in the form of 8,705,966 New Shares (“Advisory Fees”). For clarity, the Advisory Fees shall be paid by the Subscriber issuing of the 8,705,966 New Shares from the total number of 56,697,304 New Shares to be issued to the Company.

3.9 Company Operating Agreement. Subscriber has received, read and understands the Company’s Second Amended and Restated Operating Agreement, dated as of July 13, 2009, as amended by the First Amendment to the Second Amended and Restated Operating Agreement, dated as of August 19, 2010, as amended by the Second Amendment to the Second Amended and Restated Operating Agreement, dated as of May 31, 2011, as amended by the Third Amendment to the Second Amended and Restated Operating Agreement, dated as of January 25, 2013, as amended by the Fourth Amendment to the Second Amended and Restated Operating Agreement, dated as of February 12, 2013, as amended by the Fifth Amendment to the Second Amended and Restated Operating Agreement, dated as of April 9, 2013, and as amended by the Sixth Amendment to the Second Amended and Restated Operating Agreement, dated as of May 3, 2013 (as it may be further amended, modified or restated (the “Operating Agreement”), including without limitation Article 12 thereof which provides for, among other things, restrictions on the transfer of the New Units and “drag along right”.

3.10 No Other Representations. Subscriber acknowledges and agrees that other than as expressly set forth in this Agreement, neither the Company, any Subsidiary nor any of their respective officers, directors, employees, agents, representatives or affiliates, made or make any representation or warranty whatsoever and, specifically, make no representation or warranty as to the assets, financial condition, results of operations, cash flows, business, properties, or prospects of, or any other circumstance in connection with, the Company or any Subsidiary.

ARTICLE IV

CONDITIONS TO CLOSING OF THE SUBSCRIBER

The obligation of the Subscriber to purchase the Units at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any of which may be waived by the Subscriber:

4.1 Due Diligence. Completion of financial, legal and operational due diligence investigations on the Company and its Subsidiaries by the Subscriber, the results of which shall be reasonably acceptable to the Subscriber.

4.2 Board & Other Approval. The Subscriber having received the approval of its board of directors, and such other necessary approval and consents to perform all of its obligations under this Agreement.

4.3 Share Issue Mandate. The issue of the New Shares complies with its share issue mandate as granted by Subscribers’ shareholders at its annual general meeting held on 26 April 2013.

4.4 Representations and Warranties Correct. The representations and warranties in Article II hereof shall be true and correct in all material respects on the Closing Date.

4.5 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with by the Company in all material respects.

4.6 No Impediments. The Company shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby.

4.7 Disruptions. no event or series of events resulting in or representing a change, or prospective change, in the local, national, regional or international financial, political, military, industrial, economic, fiscal or market conditions (including conditions in stock and bond markets, money and foreign exchange markets and inter-bank markets) in or affecting the United States and/or Singapore.

4.8 Other Agreements and Documents. The Company shall have executed (where appropriate) and delivered the following agreements and documents:

(a) A Certificate of Fact as of a recent date with respect to the Company from the Secretary of State of Texas;

(b) A certificate of the Company’s Secretary, dated the Closing Date, certifying (i) the fulfillment of the conditions specified in Sections 4.4 and 4.5 of this Agreement, (ii) the Board resolutions approving this Agreement and the transactions contemplated hereby, (iii) the Company’s certificate of formation, and (iv) the Company’s Operating Agreement;

ARTICLE V

CONDITIONS TO CLOSING OF THE COMPANY

The Company’s obligation to sell the Units at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by the Company:

5.1 Due Diligence. Completion of financial, legal and operational due diligence investigations on the Subscriber and its Subsidiaries (as defined in Exhibit C) by the Company, the results of which shall be reasonably acceptable to the Company.

5.2 Listing Approval. The Listing Approval (as defined in Exhibit C) having been granted by the date falling not more than 6 weeks from the date hereof, and if granted, with conditions, such conditions being reasonably acceptable to the Company and the Subscriber, and where any such conditions are to be fulfilled prior to Closing Date, they are so fulfilled.

5.3 Suspension from Trading. There having been no halt or suspension of the Shares on the SGX-ST (as defined in Exhibit C) for a period exceeding three (3) consecutive Market Days (as defined in Exhibit C ) at any time preceding the Closing Date, and the Shares have not been de-listed from the official list of the SGX-ST;

5.4 Representations and Warranties Correct. The representations and warranties in Article III hereof shall be true and correct in all material respects on the Closing Date.

5.5 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Subscriber on or prior to the Closing Date shall have been performed or complied with by the Subscriber in all material respects.

5.6 No Impediments. Neither the Company nor the Subscriber shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby.

5.7 Disruptions. no event or series of events resulting in or representing a change, or prospective change, in the local, national, regional or international financial, political, military, industrial, economic, fiscal or market conditions (including conditions in stock and bond markets, money and foreign exchange markets and inter-bank markets) in or affecting the United States and/or Singapore.

5.8 Other Agreements and Documents. Subscriber shall have executed (where appropriate) and/or delivered the following agreements and documents:

(a) a certificate of good standing as of a recent date with respect to the Subscriber from the Accounting and Corporate Regulatory Authority of Singapore;

(b) a certificate of the Subscriber’s Director, dated the Closing Date, certifying (i) the fulfillment of the conditions specified in Sections 5.4 and 5.5 of this Agreement, (ii) the board resolutions approving this Agreement and the transactions contemplated hereby, and (iii) the Subscriber’s certificate of incorporation, and (iv) the Subscriber’s articles of association; and

(c) the joinder agreement and any other documents referenced in Section 1.2(c).

ARTICLE VI

MISCELLANEOUS

6.1 Governing Law; Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of such state. Any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby will be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, each sitting in New York City, and, by execution and delivery of this Agreement, each party hereby accepts for itself and, to the extent permitted by law, in respect of its property, generally, and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each party hereby irrevocably waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction. This submission to jurisdiction is exclusive and precludes a Party from obtaining jurisdiction over another party in any court otherwise having jurisdiction; provided, however, that a party to this Agreement will be entitled to enforce an order of judgment of such court in any United States or foreign court having jurisdiction over any other party with respect to which such enforcement is being sought. The service of process in any action or proceeding related to this Agreement or the transactions contemplated by this Agreement may be effected by delivering such service of process in accordance with Section 6.6 of this Agreement.

6.2 Survival. Except as specifically provided herein, the representations, warranties, covenants and agreements made herein shall survive the Closing.

6.3 Amendment. Neither this Agreement nor any provision may be amended or waived without the written consent of the Company and the Subscriber.

6.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the successors, assigns, heirs, executors and administrators of the parties hereto. Neither the Subscriber nor the Company may assign its rights or obligations hereunder without the consent of the other Party and any attempted assignment in violation of this provision is void.

6.5 Entire Agreement. This Agreement, the Transaction Documents and the other documents delivered pursuant hereto and simultaneously herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

6.6 Notices, etc. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered either personally or by a nationally recognized courier service marked for next business day delivery, postage prepaid, addressed as follows:

(a) if to the Company:

With a copy to:

(b) if to a Subscriber:

22 Cross Street, #03-54/61 South Bridge Court, China Square Central, Singapore 048421

with a copy to: Mr. Jared Lim

6.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default by a party under this Agreement shall impair any such right, power or remedy of such party and it shall not be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.8 Severability. The invalidity of any provision or portion of a provision of this Agreement shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

6.9 Expenses. Each Party shall bear its own costs and expenses, including without limitation legal fees, incurred in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement.

6.10 Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS

AGREEMENT AND THE TRANSACTIONS. NO PARTY TO THIS AGREEMENT NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY TO THIS AGREEMENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS.

6.11 Titles and Subtitles. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.12 Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement. Subject to the terms and conditions of this Agreement, the Company and Subscriber will use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

6.13 Counterparts; Third Party Beneficiaries. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. No provision of this Agreement is intended to confer upon any person or entity other than the parties hereto any rights, remedies, obligations or liabilities hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Unit Subscription Agreement, as of the day and year first above written.

COMPANY:

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

/s/ John Hoffman
By:	John Hoffman
Title:	CEO

SUBSCRIBER:

ASIASONS CAPITAL LIMITED

/s/ Kum Choy Yin
By:	Kum Choy Yin
Title:	Independent Director on the Board

EXHIBIT A

FORM OF JOINDER TO

OPERATING AGREEMENT

FORM OF JOINDER

JOINDER TO LIMITED LIABILITY COMPANY OPERATING AGREEMENT

1. By executing this signature page, the undersigned hereby agrees to (i) join Black Elk Energy Offshore Operations, LLC, a Texas limited liability company, as a Class B Member, having such rights, entitlements and obligations as set forth in the Second Amended and Restated Limited Liability Company Operating Agreement of Black Elk Energy Offshore Operations, LLC, dated as of July 13, 2009 (as amended, restated or supplemented from time to time, the “Operating Agreement”), a copy of which the undersigned acknowledges the undersigned has received and had the opportunity to review; and (ii) comply with and be bound by all terms and conditions of the Operating Agreement to the same extent and with the same force and effect as if it had been a signatory thereto on the date that such documents originally were executed and delivered by the parties thereto.

2. This Joinder Agreement is effective as the date the undersigned first acquired Class B Units.

[Signatures on Following Page]

IN WITNESS WHEREOF, the undersigned has executed this Joinder to Limited Liability Company Operating Agreement as of the date indicated below.

[ ]

By:
Its:

Date:

Accepted by:

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

By:

Name:
Title:
Date:

EXHIBIT B

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

The Subscriber hereby additionally represents and warrants to the Company as of the date of this Agreement that: (Capitalized terms used in Exhibit B shall have the meaning set forth in Exhibit C or in the Agreement).

1. (i) each of the Subscriber and the other Group Companies is a company duly incorporated and validly existing under the laws of its jurisdiction of incorporation, is not in liquidation or receivership and has full power and authority to own its properties and to conduct its business; and (ii) subject to obtaining the Listing Approval, the Subscriber has full power and authority to enter into and perform its obligations under this Agreement, and is lawfully qualified to do business in those jurisdictions in which business is conducted by it;

2. as at the date of this Agreement, the Subscriber has an issued and paid-up share capital of S$113,671,814, consisting of 979,764,476 Shares;

3. this Agreement has been duly authorised, executed and delivered by the Subscriber and constitutes, valid and legally binding obligations of the Subscriber enforceable in accordance with their respective terms;

4. subject only to the Listing Approval, the allotment and issuance of the New Shares has been duly authorised by the Subscriber and, when duly executed, authenticated, issued and delivered, will constitute valid and legally binding obligations of the Subscriber enforceable in accordance with their respective terms;

5. the New Shares, when issued and delivered in the manner contemplated by this Agreement, will be duly authorised by the Subscriber and will be duly and validly issued and fully-paid, and will rank pari passu with the other Shares then outstanding;

6. the issue of the New Shares will not be subject to any pre-emptive or similar rights; as of the Closing Date, no Shares are subject to issuance pursuant to presently existing options or agreements;

7. all of the currently issued Shares have been, and it will use its best endeavours to ensure that all of the New Shares will be, when issued, duly listed and admitted for trading on the SGX-ST;

8. the New Shares will, when issued and delivered in accordance with this Agreement, be freely transferable, free and clear of all liens, Encumbrances, security interests or rights of third parties and will not be subject to calls for further funds;

9. the Subscriber has performed and complied and is in compliance with all rules, regulations and requirements imposed by the SGX-ST in order to maintain its listing on the SGX-ST;

10. the Subscriber has complied, is in compliance and will comply with all applicable requirements of the SFA and the Listing Rules and all other laws in connection with the issue of the New Shares;

11. no Group Company has contravened any provision of its constitution, the SFA, the Listing Rules or any other applicable law or regulation (except where compliance has been waived or an exemption granted by the relevant Governmental Authority);

12. all information (a) provided in all public announcements or disclosures made to the SGX-ST and in the accounts of the Subscriber contained in its annual reports issued prior to the date of this Agreement, (b) set out in and/or accompanying the Listing Application and all other information furnished to the SGX-ST and (c) supplied or disclosed or confirmed in writing to the Company by the Subscriber is true and accurate in all material respects and not misleading in any material respect;

13. all material information relating to the Group which, in the opinion of the directors of the Subscriber, is required to be disclosed by the Subscriber pursuant to the Listing Rules and all applicable law and regulations has been publicly disclosed; and

EXHIBIT C

DEFINITIONS

The following terms used in Exhibit B shall have the following meanings:

“control” means, including the terms “controlling”, “controlled by” and “under common control with”, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise;

“Disclosure Schedule” means the letter to be dated five (5) Business Days before the Closing Date and executed and delivered by the Subscriber to the Company, disclosing various matters relating to the warranties and undertakings contained in this Agreement;

“Encumbrance” means and includes any interest or equity of any person (including, without limitation to any right to acquire, option or right of pre-emption) or any mortgage, pledge, lien (including without limitation any unpaid vendor’s lien or similar lien), option, charge (whether fixed or floating), assignment, hypothecation, title retention or conditional sale agreement, lease, hire or hire purchase agreement, restriction as to transfer, use or possession, easement, subordination to any right of any other person, or other agreement or arrangement which has the same or a similar effect to the granting of security, encumbrance or a security interest over or in the relevant property;

“Governmental Authority” means any national, state, provincial, local or municipal government or any court of competent jurisdiction, regulatory or administrative agency or commission of any person authorised by law to act as a regulatory or administrative agency or other governmental authority or instrumentality;

“Governmental Approval” means any Consent by any Governmental Authority;

“Group” or “Group Companies” means the Subscriber and its Subsidiaries and associated companies (whether now or hereinafter incorporated or acquired), and “Group Company” shall mean each and any of them;

“law” means all applicable provisions of all (i) constitutions, treaties, statues, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority;

“Listing Application” means the application for the listing of the New Shares on the SGX-ST by the Subscriber to the SGX-ST;

“Listing Approval” means all requisite approvals from the SGX-ST for the listing and quotation of the New Shares on the SGX-ST, including without limitation the issuance of the relevant Listing and Quotation Notices by the SGX-ST;

“Listing Rules” means the rules set out in the Listing Manual of the SGX-ST;

“Material Adverse Change” means any circumstance, development or event that has or is likely to have a Material Adverse Effect;

“Material Adverse Effect” means an effect on the assets, business, financial condition, liabilities or prospects of the Group or results of operations of the Group that could reasonably result in or could reasonably be expected to (i) adversely affect the rights, powers and remedies of the Company under this Agreement; or (ii) result in the inability of the Subscriber to perform any of its obligations or undertakings under this Agreement;

“Parties” means collectively, the Subscriber and the Company, and “Party” means each or any of them;

“SFA” means the Securities and Futures Act (Cap. 289) of Singapore, as the same may be amended and supplemented from time to time;

“SGX-ST” means the Singapore Exchange Securities Trading Limited;

“Subsidiary”, in respect of any person, means any entity controlled directly or indirectly by such person, such control being evidenced by (i) the ownership of more than fifty (50) per cent of the shares of such entity, (ii) the ability to control the composition of the majority of the board of directors of such entity or (iii) the ability to exercise or control the exercise of more than fifty (50) per cent of the voting rights of such entity; and

“Transaction Documents” means this Agreement, the Disclosure Schedule and all filing documents required to be submitted to the SGX-ST, including the Offering Document, Listing Application and Circular.